PRA Group Reports Second Quarter 2024 Results

Executing Successful Turnaround in U.S. Business

NORFOLK, Va., August 5, 2024 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2024 ("Q2 2024").

Q2 2024 Highlights
•Net income attributable to PRA Group, Inc. of $21.5 million, or diluted earnings per share of $0.54.
•Total portfolio purchases of $379.4 million.
•Total cash collections of $473.9 million.
•Estimated remaining collections (ERC)1 of $6.8 billion.
•Cash efficiency ratio2 of 58.9%.
•Adjusted EBITDA3 for the 12 months ended June 30, 2024 of $1.1 billion.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share amounts)	2024	2023	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$21,516	$(3,804)	$24,991	$(62,433)
Diluted earnings per share	$0.54	$(0.10)	$0.63	$(1.60)

“The second quarter was another important step in demonstrating the turnaround in our U.S. business, delivering against our financial and operational targets for 2024, and positioning the Company for future growth," said Vikram Atal, president and chief executive officer. "We invested $379 million during the quarter, which represents our third highest quarterly level of purchases over the past five years. This was driven by the continued strength of U.S. portfolio supply coupled with stronger supply in Europe this quarter, with pricing remaining attractive globally. Cash collections grew 13% year-over-year, primarily reflecting higher recent purchases and the positive impact of our cash-generating and operational initiatives in our U.S. business, particularly in our legal collections channel where we have been investing for growth. We also experienced continued cash collections growth in our European business. Our net income for the quarter reflects the progress we have made in executing the turnaround with speed across a broad set of initiatives. Looking ahead, we remain focused on sustaining profitability and positioning the Company for attractive growth in the years to come."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2024		2023
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$263,828	$256,861	$220,127	$223,714	$220,886
Americas Insolvency	26,971	25,209	24,293	27,809	26,384
Europe Core	156,739	145,933	144,361	144,402	149,324
Europe Insolvency	26,344	21,515	21,502	23,639	22,725
Total cash collections	$473,882	$449,518	$410,283	$419,564	$419,319

Cash Collection Source -
Constant Currency-Adjusted	2024				2023
($ in thousands)	Q2				Q2
Americas and Australia Core	$263,828				$219,118
Americas Insolvency	26,971				26,377
Europe Core	156,739				149,889
Europe Insolvency	26,344				22,888
Total Cash collections	$473,882				$418,272

•Total cash collections in Q2 2024 increased 13.0% to $473.9 million compared to $419.3 million in the second quarter of 2023 ("Q2 2023"). The increase was primarily driven by higher cash collections in the U.S. and Europe. For the six months ended June 30, 2024, cash collections increased $92.8 million, or 11.2%, compared to the same period last year.
•Total portfolio revenue in Q2 2024 increased 37.6% to $282.6 million compared to $205.4 million in Q2 2023. For the six months ended June 30, 2024, total portfolio revenue increased 50.3% to $536.3 million compared to $356.8 million in the same period last year.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Portfolio income	$209,290	$184,290	$411,346	$372,532
Recoveries received in excess of forecast	$54,260	$25,348	$90,098	$29,186
Changes in expected future recoveries	19,060	(4,212)	34,896	(44,962)
Changes in expected recoveries	$73,320	$21,136	$124,994	$(15,776)
Total portfolio revenue	$282,610	$205,426	$536,340	$356,756

Expenses
•Operating expenses in Q2 2024 increased $31.3 million, or 19.1%, to $195.0 million compared to $163.7 million in Q2 2023.
◦Legal collection costs increased $13.8 million, primarily due to increased investments in our U.S. legal channel to drive future cash growth, as well as expansion of legal collections activities in Europe.
◦Compensation and employee services expenses increased $8.5 million, primarily due to lower compensation accruals in Q2 2023.
◦Legal collection fees increased $4.2 million, due to higher external legal collections in our U.S. Core portfolio.

•For the six months ended June 30, 2024, operating expenses increased by $31.4 million, or 8.9%, compared to the same period last year.
•Interest expense, net in Q2 2024 was $55.4 million, an increase of $12.3 million, or 28.7%, compared to $43.0 million in Q2 2023, reflecting increased interest rates and a higher average debt balance.
•The effective tax rate for the six months ended June 30, 2024 was 23.1%.

Portfolio Acquisitions
•The Company purchased $379.4 million in portfolios of nonperforming loans in Q2 2024.
•At the end of Q2 2024, the Company had in place estimated forward flow commitments1 of $385.6 million over the next 12 months, comprised of $272.1 million in the Americas and Australia and $113.5 million in Europe.

Portfolio Purchase Source	2024		2023
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas & Australia Core	$198,761	$174,660	$143,052	$187,554	$171,440
Americas Insolvency	26,627	22,156	18,608	44,279	12,189
Europe Core	127,991	43,997	110,780	60,628	136,834
Europe Insolvency	25,990	5,004	12,476	18,722	7,296
Total portfolio acquisitions	$379,369	$245,817	$284,916	$311,183	$327,759

Credit Availability
•Total availability under the Company's credit facilities as of June 30, 2024 was $1.4 billion, comprised of $741.9 million based on current ERC and $706.6 million of additional availability subject to borrowing base and debt covenants, including advance rates.
•The Company intends to borrow $298.0 million under its North American revolving credit agreement on or about September 1, 2024 to redeem its Senior Notes due 2025, which, all other effects being equal, would cause a corresponding decrease to the availability under its credit facilities.

2024 Financial and Operational Targets
The Company expects to achieve the following financial and operational targets for full year 2024:
•Strong portfolio investment levels
•Double-digit cash collections growth
•~60% cash efficiency ratio
•6% - 8% return on average tangible equity2

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 5, 2025, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 71248# until August 12, 2024.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place, based on projections and other factors, including sellers' estimates of future flow sales, and are dependent on actual delivery by the sellers. Accordingly, amounts purchased under these agreements may vary significantly.
2.A reconciliation of total stockholders' equity – PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to average tangible equity can be found at the end of this press release.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Portfolio income	$209,290	$184,290	$411,346	$372,532
Changes in expected recoveries	73,320	21,136	124,994	(15,776)
Total portfolio revenue	282,610	205,426	536,340	356,756
Other revenue	1,619	3,810	3,475	7,950
Total revenues	284,229	209,236	539,815	364,706
Operating expenses:
Compensation and employee services	74,241	65,788	147,838	148,191
Legal collection fees	13,762	9,551	25,874	18,389
Legal collection costs	35,274	21,522	61,965	45,467
Agency fees	21,008	17,677	40,731	35,055
Outside fees and services	18,124	18,262	43,174	43,206
Communication	11,577	10,117	24,155	20,644
Rent and occupancy	4,136	4,319	8,280	8,767
Depreciation and amortization	2,637	3,482	5,357	7,071
Other operating expenses	14,248	12,957	26,823	25,999
Total operating expenses	195,007	163,675	384,197	352,789
Income from operations	89,222	45,561	155,618	11,917
Other income and (expense):
Interest expense, net	(55,353)	(43,022)	(107,631)	(81,305)
Foreign exchange gain/(loss), net	(99)	429	128	420
Other	46	(230)	(160)	(880)
Income/(loss) before income taxes	33,816	2,738	47,955	(69,848)
Income tax expense/(benefit)	8,702	1,578	11,088	(17,105)
Net income/(loss)	25,114	1,160	36,867	(52,743)
Adjustment for net income attributable to noncontrolling interests	3,598	4,964	11,876	9,690
Net income/(loss) attributable to PRA Group, Inc.	$21,516	$(3,804)	$24,991	$(62,433)
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$0.55	$(0.10)	$0.64	$(1.60)
Diluted	$0.54	$(0.10)	$0.63	$(1.60)
Weighted average number of shares outstanding:
Basic	39,364	39,190	39,319	39,111
Diluted	39,546	39,190	39,497	39,111

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$118,865	$112,528
Investments	59,619	72,404
Finance receivables, net	3,820,186	3,656,598
Income taxes receivable	34,813	27,713
Deferred tax assets, net	76,486	74,694
Right-of-use assets	42,374	45,877
Property and equipment, net	32,827	36,450
Goodwill	415,646	431,564
Other assets	61,124	67,526
Total assets	$4,661,940	$4,525,354
Liabilities and Equity
Liabilities:
Accounts payable	$10,198	$6,325
Accrued expenses	114,260	131,893
Income taxes payable	23,583	17,912
Deferred tax liabilities, net	18,423	17,051
Lease liabilities	46,746	50,300
Interest-bearing deposits	114,991	115,589
Borrowings	3,113,777	2,914,270
Other liabilities	16,684	32,638
Total liabilities	3,458,662	3,285,978
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,417 shares issued and outstanding as of June 30, 2024; 100,000 shares authorized, 39,247 shares issued and outstanding as of December 31, 2023	394	392
Additional paid-in capital	12,339	7,071
Retained earnings	1,514,539	1,489,548
Accumulated other comprehensive loss	(381,809)	(329,899)
Total stockholders' equity - PRA Group, Inc.	1,145,463	1,167,112
Noncontrolling interests	57,815	72,264
Total equity	1,203,278	1,239,376
Total liabilities and equity	$4,661,940	$4,525,354

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Noncash interest expense - amortization of debt issuance costs	$2,331	$2,200	$2,177	$2,220	$2,384	$2,441	$2,444	$2,555
Change in fair value of derivatives	(5,628)	(5,930)	(6,734)	(6,545)	(6,960)	(5,470)	(3,309)	(1,042)
Amortization of intangibles	58	60	69	69	68	66	73	73
Impairment of real estate	—	—	202	5,037	—	—	—	—
Stock-based compensation expense	3,555	3,327	2,952	1,629	2,715	3,799	2,206	3,101

Purchase Price Multiples as of June 30, 2024 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2013	$1,932,722	$5,745,296	$54,130	297%	233%
2014	404,117	893,611	28,903	221%	204%
2015	443,114	912,525	39,549	206%	205%
2016	455,767	1,088,320	60,856	239%	201%
2017	532,851	1,209,023	92,474	227%	193%
2018	653,975	1,508,340	134,993	231%	202%
2019	581,476	1,302,954	143,944	224%	206%
2020	435,668	952,248	165,787	219%	213%
2021	435,846	740,020	286,888	170%	191%
2022	406,082	707,943	364,784	174%	179%
2023	622,583	1,224,773	948,003	197%	197%
2024	373,421	787,310	759,217	211%	211%
Subtotal	7,277,622	17,072,363	3,079,528
Americas Insolvency
1996-2013	1,266,056	2,503,066	26	198%	159%
2014	148,420	218,933	46	148%	124%
2015	63,170	88,083	35	139%	125%
2016	91,442	118,282	232	129%	123%
2017	275,257	358,452	1,185	130%	125%
2018	97,879	136,147	942	139%	127%
2019	123,077	168,485	7,765	137%	128%
2020	62,130	91,590	20,018	147%	136%
2021	55,187	74,273	26,054	135%	136%
2022	33,442	47,143	29,305	141%	139%
2023	91,282	120,038	97,797	132%	135%
2024	48,783	71,770	68,932	147%	147%
Subtotal	2,356,125	3,996,262	252,337
Total Americas and Australia	9,633,747	21,068,625	3,331,865
Europe Core
2012-2013	40,742	72,662	1	178%	153%
2014	773,811	2,564,807	415,481	331%	208%
2015	411,340	755,061	134,415	184%	160%
2016	333,090	579,777	156,278	174%	167%
2017	252,174	369,070	101,373	146%	144%
2018	341,775	557,913	185,378	163%	148%
2019	518,610	848,086	321,430	164%	152%
2020	324,119	568,114	237,561	175%	172%
2021	412,411	701,265	387,655	170%	170%
2022	359,447	584,036	440,058	162%	162%
2023	410,593	692,794	574,106	169%	169%
2024	170,988	312,073	304,681	183%	183%
Subtotal	4,349,100	8,605,658	3,258,417
Europe Insolvency
2014	10,876	18,979	—	175%	129%
2015	18,973	29,381	—	155%	139%
2016	39,338	57,841	617	147%	130%
2017	39,235	51,992	1,116	133%	128%
2018	44,908	52,649	2,887	117%	123%
2019	77,218	113,418	14,448	147%	130%
2020	105,440	157,743	29,880	150%	129%
2021	53,230	73,783	26,655	139%	134%
2022	44,604	61,840	39,949	139%	137%
2023	46,558	64,255	53,764	138%	138%
2024	30,994	45,761	42,648	147%	147%
Subtotal	511,374	727,642	211,964
Total Europe	4,860,474	9,333,300	3,470,381
Total PRA Group	$14,494,221	$30,401,925	$6,802,246
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the June 30, 2024 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	June 30, 2024 (year-to-date)				As of June 30, 2024
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2013	$18,065	$7,042	$11,887	$18,929	$16,523
2014	7,024	2,805	4,887	7,692	11,018
2015	8,806	3,405	7,303	10,708	16,993
2016	12,623	6,530	5,537	12,067	21,359
2017	20,755	9,295	6,625	15,920	38,305
2018	41,881	14,656	17,007	31,663	73,826
2019	43,863	17,389	7,800	25,189	80,381
2020	50,041	19,482	2,557	22,039	92,936
2021	56,615	27,707	(5,049)	22,658	152,803
2022	82,963	34,964	(3,612)	31,352	221,981
2023	149,967	87,582	13,175	100,757	531,229
2024	28,086	22,132	6,431	28,563	373,386
Subtotal	520,689	252,989	74,548	327,537	1,630,740
Americas Insolvency
1996-2013	518	65	454	519	—
2014	170	52	122	174	—
2015	112	19	74	93	20
2016	317	22	269	291	201
2017	1,548	104	1,493	1,597	1,060
2018	1,613	73	570	643	886
2019	10,306	663	(212)	451	7,445
2020	9,106	1,419	889	2,308	18,223
2021	8,214	1,670	501	2,171	22,789
2022	5,489	1,637	336	1,973	24,327
2023	11,945	5,781	(790)	4,991	76,235
2024	2,841	1,912	294	2,206	47,843
Subtotal	52,179	13,417	4,000	17,417	199,029
Total Americas and Australia	572,868	266,406	78,548	344,954	1,829,769
Europe Core
2012-2013	525	—	525	525	—
2014	50,594	35,965	13,941	49,906	97,962
2015	15,663	6,867	4,052	10,919	66,674
2016	13,878	6,576	2,459	9,035	88,195
2017	9,368	3,410	1,057	4,467	67,454
2018	19,334	6,884	3,837	10,721	118,792
2019	34,697	11,337	5,331	16,668	216,535
2020	25,522	9,654	2,912	12,566	146,420
2021	34,155	14,494	3,181	17,675	235,125
2022	39,130	15,455	755	16,210	276,388
2023	52,395	22,109	910	23,019	338,599
2024	7,411	2,770	1,803	4,573	167,839
Subtotal	302,672	135,521	40,763	176,284	1,819,983
Europe Insolvency
2014	86	—	86	86	—
2015	99	2	70	72	—
2016	468	64	166	230	184
2017	874	73	(5)	68	928
2018	1,919	155	(14)	141	2,599
2019	7,495	782	1,100	1,882	12,648
2020	13,446	1,559	1,011	2,570	27,211
2021	7,542	1,420	910	2,330	23,263
2022	7,167	1,984	915	2,899	32,264
2023	5,656	2,578	50	2,628	41,559
2024	3,108	802	1,394	2,196	29,778
Subtotal	47,860	9,419	5,683	15,102	170,434
Total Europe	350,532	144,940	46,446	191,386	1,990,417
Total PRA Group	$923,400	$411,346	$124,994	$536,340	$3,820,186
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the June 30, 2024 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2024 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Total
Americas and Australia Core
1996-2013	$1,932.7	$3,618.9	$660.3	$474.4	$299.7	$197.0	$140.3	$99.7	$64.7	$46.5	$36.0	$28.4	$18.1	$5,684.0
2014	404.1	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	11.8	7.0	856.1
2015	443.1	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	8.8	876.0
2016	455.8	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	12.6	986.4
2017	532.9	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	20.8	1105.9
2018	654.0	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	41.9	1343.1
2019	581.5	—	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	43.9	1114.5
2020	435.7	—	—	—	—	—	—	—	132.9	284.3	192.0	125.8	50.0	785.0
2021	435.8	—	—	—	—	—	—	—	—	85.0	177.3	136.8	56.6	455.7
2022	406.1	—	—	—	—	—	—	—	—	—	67.7	195.4	83.0	346.1
2023	622.5	—	—	—	—	—	—	—	—	—	—	108.5	150.0	258.5
2024	373.4	—	—	—	—	—	—	—	—	—	—	—	28.0	28.0
Subtotal	7,277.6	3,618.9	753.0	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	520.7	13,839.3
Americas Insolvency
1996-2013	1,266.1	1,491.4	421.4	289.9	168.7	85.5	30.3	6.8	3.6	2.2	1.6	1.1	0.5	2,503.0
2014	148.4	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.4	0.2	218.8
2015	63.2	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.1	88.1
2016	91.4	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.3	119.0
2017	275.3	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	1.5	357.3
2018	97.9	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	1.6	135.1
2019	123.1	—	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	10.3	160.7
2020	62.1	—	—	—	—	—	—	—	6.5	16.1	20.4	19.5	9.1	71.6
2021	55.2	—	—	—	—	—	—	—	—	4.6	17.9	17.5	8.2	48.2
2022	33.4	—	—	—	—	—	—	—	—	—	3.2	9.2	5.5	17.9
2023	91.2	—	—	—	—	—	—	—	—	—	—	9.0	11.9	20.9
2024	48.8	—	—	—	—	—	—	—	—	—	—	—	2.9	2.9
Subtotal	2,356.1	1,491.4	458.4	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	52.1	3,743.5
Total Americas and Australia	9,633.7	5,110.3	1,211.4	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	572.8	17,582.8
Europe Core
2012-2013	40.7	27.7	14.2	5.5	3.5	3.3	3.3	2.4	1.9	1.8	1.4	1.0	0.5	66.5
2014	773.8	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	107.6	50.6	1,871.0
2015	411.3	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	15.7	575.2
2016	333.1	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	13.9	425.4
2017	252.2	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	9.4	243.7
2018	341.8	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	19.3	365.0
2019	518.6	—	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	34.7	494.7
2020	324.1	—	—	—	—	—	—	—	32.3	91.7	69.0	56.1	25.5	274.6
2021	412.4	—	—	—	—	—	—	—	—	48.5	89.9	73.0	34.2	245.6
2022	359.4	—	—	—	—	—	—	—	—	—	33.9	83.8	39.1	156.8
2023	410.6	—	—	—	—	—	—	—	—	—	—	50.2	52.4	102.6
2024	171.1	—	—	—	—	—	—	—	—	—	—	—	7.4	7.4
Subtotal	4,349.1	27.7	167.4	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	302.7	4,828.5
Europe Insolvency
2014	10.9	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.1	17.1
2015	19.0	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.1	26.7
2016	39.3	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.5	60.9
2017	39.2	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	0.9	48.7
2018	44.9	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	1.9	49.9
2019	77.2	—	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	7.5	96.0
2020	105.4	—	—	—	—	—	—	—	6.0	34.6	34.1	29.7	13.4	117.8
2021	53.2	—	—	—	—	—	—	—	—	5.5	14.4	14.7	7.5	42.1
2022	44.6	—	—	—	—	—	—	—	—	—	4.5	12.4	7.2	24.1
2023	46.7	—	—	—	—	—	—	—	—	—	—	4.2	5.7	9.9
2024	31.0	—	—	—	—	—	—	—	—	—	—	—	3.1	3.1
Subtotal	511.4	—	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	47.9	496.3
Total Europe	4,860.5	27.7	167.4	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	350.6	5,324.8
Total PRA Group	$14,494.2	$5,138.0	$1,378.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$923.4	$22,907.6
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2024 and for the year ended December 31, 2023. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	June 30, 2024	December 31, 2023
Net income/(loss) attributable to PRA Group, Inc.	$4	$(83)
Adjustments:
Income tax expense/(benefit)	12	(16)
Interest expense, net	208	181
Other expense	1	2
Depreciation and amortization	12	13
Impairment of real estate	5	5
Net income attributable to noncontrolling interests	19	17
Recoveries applied to negative allowance less changes in expected recoveries	804	888
Adjusted EBITDA	$1,065	$1,007

In addition, the Company uses return on average tangible equity (ROATE), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity ("ATE") is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net income/(loss) attributable to PRA Group, Inc. by ATE.

The following table displays the Company's ROATE and provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to ATE for the periods indicated (amounts in thousands, except for ratio data):

			Average Balance
	Balance at Period End		Second Quarter		Year-to-Date
	June 30, 2024	June 30, 2023	2024	2023	2024	2023
Total stockholders' equity - PRA Group, Inc.	$1,145,463	$1,165,525	$1,137,395	$1,161,934	$1,147,300	$1,183,843
Less: Goodwill	415,646	414,905	413,746	417,776	419,685	423,824
Less: Other intangible assets	1,597	1,836	1,632	1,835	1,668	1,839
Average tangible equity			$722,017	$742,323	$725,947	$758,180
Net income/(loss) attributable to PRA Group, Inc.			$21,516	$(3,804)	$24,991	$(62,433)
Return on average tangible equity (1)			11.9%	(2.0)%	6.9%	(16.5)%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com
1.Based on annualized Net income/(loss) attributable to PRA Group, Inc.